Exhibit 15.4

March 1, 2023

Hammerhead Energy Inc.

Eighth Avenue Place

East Tower, Suite 2700

525 8th Avenue SW

Calgary, Alberta T2P 1G1

Canada

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the use and reference to our name under the caption “Statement by Experts” in the Shell Company Report on Form 20-F of Hammerhead Energy Inc., filed with the United States Securities and Exchange Commission on March 1, 2023, and any amendments thereto (the “Shell Company Report”), and to the filing of our reports auditing Hammerhead Resources Inc.’s oil and gas reserves data as of December 31, 2021, December 31, 2020 and December 31, 2019 (the “Reports”) as exhibits to the Shell Company Report and the use of information derived from the Reports in the Shell Company Report.

Yours truly,

McDANIEL & ASSOCIATES CONSULTANTS LTD.

/s/ Michael J. Verney
Michael J. Verney, P.Eng.
Executive Vice President

Calgary, Alberta
March 1, 2023

2000, Eighth Avenue Place, East Tower, 525 – 8 Avenue SW, Calgary AB T2P 1G1 Tel: (403) 262-5506 www.mcdan.com